EXHIBIT 23.1

CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74278, 333-92324 and 333-108348) and on Form S-3 (No. 333-108346) of Magma Design Automation, Inc. and subsidiaries, of our report dated April 18, 2003, with respect to the financial statements of Silicon Metrics Corporation for the year ended December 31, 2002 which is included in the Current Report (Form 8-K/A) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

December 23, 2003